                                                                   EXHIBIT 10.13

                              VITAL IMAGES, INC.
                       STOCK OPTION ADJUSTMENT AGREEMENT


          THIS AGREEMENT is dated [INSERT RECORD DATE], 1997, and is entered into by and between Vital Images, Inc., a Minnesota corporation (the "Company"), and Andrew Weiss (the "Optionee").

     WHEREAS, the Background and Purpose of this Agreement are as follows:

          (a) Vital Images, Inc. (the "Company") has entered into that certain Distribution Agreement, dated as of ___________, 1997 (the "Distribution Agreement"), between the Company and Bio-Vascular, Inc., a Minnesota corporation ("Bio-Vascular"), pursuant to which Bio-Vascular will distribute (the "Distribution") all of the outstanding shares of the Company's common stock to Bio-Vascular's shareholders of record on the Record Date (as defined in the Distribution Agreement). In connection with the Distribution, each holder of an option to purchase Bio-Vascular common stock (a "Bio-Vascular Option") as of the Record Date will be entitled to retain such Bio-Vascular Option, provided that such Bio-Vascular Option will be adjusted to reflect the Distribution (an "Adjusted Bio-Vascular Option"). In addition, as of the Record Date, each holder of a Bio-Vascular Option will also be entitled to receive an option to purchase Company common stock that will be adjusted to reflect the Distribution (an "Adjusted Company Option").

          (b) Pursuant to the terms and conditions of the applicable plans or agreements under which the Bio-Vascular Options were initially granted, the exercise price and number of shares covered by each Adjusted Bio-Vascular Option, as well as the exercise price and number of shares covered by each Adjusted Company Option, will be determined according to a formula, set forth in the Employee Benefits Agreement entered into between Bio-Vascular and the Company, that is based on the relative fair market trading values of Bio-Vascular common stock and Company common stock during the first five trading days following the Distribution Date (as defined in the Distribution Agreement). Pursuant to this formula, these adjustments will be made in such a manner that the aggregate "intrinsic value," or difference between fair market value and exercise price, of the Adjusted Bio-Vascular Option and Adjusted Company Option will equal the pre-Distribution "intrinsic value" of the Bio-Vascular Option with respect to which the adjustment and grant were made.

          (c) In order to ensure that each Adjusted Company Option is granted without any additional benefit not provided by the Bio-Vascular Option with respect to which it is granted, Adjusted Company Options will be granted under the terms of a corresponding "mirror" plan or agreement of the Company. With respect to Bio-Vascular Options granted under the Stock Option Agreement by and between Bio-Vascular and the Optionee dated December 18, 1995 (the "Bio-Vascular Weiss Option Agreement"), this Vital Images, Inc. Weiss Option Adjustment Agreement by and between the Company and the Optionee (the "Weiss Adjustment Agreement") will serve as such a "mirror" agreement.

     WHEREAS, the Board of Directors of the Company and the Bio-Vascular Committee (as defined in Section 10 hereof) will reasonably cooperate and communicate with each other to promote the purposes of the Weiss Adjustment Agreement.
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STOCK OPTION ADJUSTMENT AGREEMENT
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     NOW, THEREFORE, it is hereby agreed:

1. Grant of Option. Subject to the terms and conditions herein stated, the Company hereby grants to the Optionee an option to purchase all or any part of 100,000 shares of common stock of the Company at a per share price equal to the fair market value of the Stock as of the date of grant of the option represented by this Weiss Adjustment Agreement (as determined by the Board of Directors of the Company).

2. Exercisability. This Option shall be exercisable only if the Distribution occurs, and only on or after the Distribution Date. Assuming the Distribution occurs on or before October 25, 1997, the Option shall be exercisable and shall expire according to the following schedule:


        I.                                    II.                                                III.
                                      Date Option Becomes
                                  Exercisable as to Shares in                    Date of Expiration as to Shares
 Number of Shares                          Column I                                         in Column I
-----------------                 ---------------------------                    -------------------------------
      20,000                           Distribution Date                                    10/25/03
      20,000                              10/25/97                                          10/25/04
      20,000                              10/25/98                                          10/25/05
      20,000                              10/25/99                                          10/25/06
      20,000                              10/25/00                                          10/25/07

     This Option shall remain exercisable as set forth above, unless this option has expired or terminated earlier in accordance with the provisions hereof, and Shares as to which this Option becomes exercisable may be purchased at any time prior to the expiration of this Option with respect to such Shares.

     Notwithstanding the foregoing, in the event the Optionee's employment or other service with the Employer (as defined in Section 10 hereof) and all of its Subsidiaries is terminated by reason of the Optionee's resignation or removal, this option shall expire and terminate as to all portions hereof which have not become exercisable as of the date of such resignation or removal; provided, however, that the transfer by the Optionee of employment or other service from one Employer or its Subsidiaries to the other Employer or its Subsidiaries will not be deemed to constitute a termination of employment or other service for purposes of this Weiss Adjustment Agreement.

3. Exercise of Option. This Option may be exercised by delivering ten (10) days prior written notice to the Company, stating the number of shares of common stock with respect to which this Option is being exercised, together with payments of the purchase price of the shares. Such purchase price shall be payable in cash, by certified or bank cashier's check, or by such other method as the Company in its sole discretion may accept. Not less than twenty-five (25) shares of the common stock as to which this Option is exercisable may be purchased at any one time unless the number of shares purchased is the total number remaining to be purchased under this Option.

4. Nontransferability; Death of Optionee. This Option shall not be transferable except by Will or by the laws of descent and distribution and shall be exercisable only by the Optionee during the
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STOCK OPTION ADJUSTMENT AGREEMENT
Page 3

     Optionee's lifetime. If the Optionee dies during the term of this Weiss Adjustment Agreement, this Option shall expire six months after the Optionee's death. After the Optionee's death but before such expiration, the persons to whom the Optionee's rights under this Option shall have passed by Will or by the applicable laws of descent and distribution shall have the right to exercise this Option to the extent that the Optionee had the right to do so as of the date of his death.

5. Privilege of Stock Ownership. The Optionee shall have no rights as a stockholder with respect to the shares of common stock subject to this Option until the date of issuance of certificates representing the shares to the Optionee.

6. Notification of Sale. The Optionee, or any person acquiring shares upon exercise of this Option, shall notify the Company prior to any sale or disposition of such shares.

7. Changes in Capital Structure. In the event of changes in the outstanding common stock of the Company by reason of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, or similar corporate event, an appropriate adjustment shall be made in the number and kind of shares which the Optionee shall receive upon exercising this Option and with respect to the aggregate price to be paid upon such exercise.

8. Restriction on Issuing Shares. The exercise of this Option shall be subject to the condition that if any time the Company determines in its discretion that (a) the satisfaction of withholding tax or other withholding liabilities, or (b) the listing, registration or qualification of any of the shares of common stock deliverable upon exercise of this Option upon any securities exchange or pursuant to any state or federal law, or (c) the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, the exercise of this Option or in connection with the delivery or purchase of the common stock, then in any such event, exercise of this Option shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained to the satisfaction of the Company.

9. Investment Purpose. No shares of common stock of the Company shall be issued to the Optionee under this Weiss Adjustment Agreement unless and until there has been compliance, in the opinion of the counsel to the Company, with all applicable legal requirements, including without limitation those related to securities laws and stock exchange listing requirements. As a condition of the issuance of any shares of common stock to the Optionee, the Company may require the Optionee to (a) represent that the shares are being acquired for investment and not for resale and to make such other representations as the Company shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the provisions of the Securities Act of 1933, as amended, and any other applicable securities laws, and (b) represent that the Optionee will not dispose of the shares acquired pursuant to this Weiss Adjustment Agreement in violation of the provisions of the Securities Act of 1933, as amended, or any other applicable securities laws. The Optionee hereby acknowledges that any stock certificate representing shares of common stock issued pursuant to this Weiss Adjustment Agreement will bear a legend or legends making appropriate reference to the restrictions imposed under applicable securities laws and this Weiss Adjustment Agreement.

10. Definitions. Except as otherwise set forth herein, the following terms will have the meanings set forth below, unless the context clearly otherwise requires:
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STOCK OPTION ADJUSTMENT AGREEMENT
Page 4

          (a) "Bio-Vascular Committee" means the group of individuals administering the Bio-Vascular Weiss Option Agreement.

          (b) "Employer" means the Company if the Optionee renders employment or other services to the Company or any Subsidiary of the Company and means Bio-Vascular if the Optionee renders employment or other services to Bio-Vascular or any Subsidiary of Bio-Vascular.

          (c) "Subsidiary" means (i) when used in reference to the Company, any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Board of Directors of the Company or (ii) when used in reference to Bio-Vascular, any entity that is directly or indirectly controlled by Bio-Vascular or any entity in which Bio-Vascular has a significant equity interest as determined by the Board of Directors or Bio-Vascular.


     IN WITNESS WHEREOF, the parties hereto have executed this Weiss Adjustment Agreement as of [RECORD DATE], 1997.

                                                VITAL IMAGES, INC.


                                                By:
                                                   ----------------------
                                                    Chairman of the Board


                                                 "OPTIONEE"


                                                ------------------------
                                                    Andrew Weiss